Exhibit 3.58

[RESTATED]

CERTIFICATE OF INCORPORATION

OF

PALOMAR PRODUCTS, INC.

1. Name. The name of the Corporation is Palomar Products, Inc.

2. Registered Office and Agent. The address of the Corporation’s registered office in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of the Corporation’s registered agent at such address is Corporation Service Company.

3. Purpose. The purposes for which the Corporation is formed are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware and to possess and exercise all of the powers and privileges granted by such law and any other law of Delaware.

4. Authorized Capital. The aggregate number of shares of stock which the Corporation shall have authority to issue is one thousand (1,000) shares, all of which are of one class and are designated as Common Stock and each of which has a par value of one cent ($.01).

5. Bylaws. The board of directors of the corporation is authorized to adopt, amend or repeal the bylaws of the corporation, except as otherwise specifically provided therein.

6. Elections of Directors. Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

7. Right to Amend. The Corporation reserves the right to amend any provision contained in this Certificate as the same may from time to time be in effect in the manner now or hereafter prescribed by law, and all rights conferred on stockholders or others hereunder are subject to such reservation.

8. Limitation on Liability. The directors of the Corporation shall be entitled to the benefits of all limitations on the liability of directors generally that are now or hereafter become available under the General Corporation Law of Delaware. Without limiting the generality of the foregoing, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (ill) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Section 8 shall be prospective only, and shall not affect, to the detriment of any director, any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

PALOMAR PRODUCTS, INC.

Palomar Products, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

The amendment of the Corporation’s Certificate of Incorporation set forth in the following resolution approved by the Corporation’s Board of Directors and Stockholders was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

RESOLVED, that the Certificate of Incorporation of the Corporation be amended by striking Article 1 in its entirety and replacing therefor:

1. Name. The name of the Corporation is Palomar Communications, Inc.

IN WITNESS WHEREOF, Palomar Products, Inc. has caused this Certificate to be signed and attested by its duly authorized officers, this 2nd day of January, 1998.

PALOMAR PRODUCTS, INC.

By:

/s/ Gary E. Gist
Gary E. Gist, President

ATTEST:

/s/ Parke H. Hess, Jr.
Parke H. Hess, Jr., Assistant Secretary

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

PALOMAR COMMUNICATIONS, INC.

Palomar Communications, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

The amendment of the Corporation’s Certificate of Incorporation set forth in the following resolution approved by the Corporation’s Board of Directors and Stockholders was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

RESOLVED, that the Certificate of Incorporation of the Corporation be amended by striking Article 1 in its entirety and replacing therefor:

1. Name. The name of the Corporation is Palomar Electronics Systems, Inc.

IN WITNESS WHEREOF, Palomar Communications, Inc. has caused this Certificate to be signed and attested by its duly authorized officers, this 2nd day of February, 1998.

PALOMAR COMMUNICATIONS, INC.

By:	/s/ Valerian J. Policky
Valerian J. Policky, President

ATTEST:

/s/ Parke H. Hess, Jr.
Parke H. Hess, Jr., Assistant Secretary

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

PALOMAR ELECTRONICS SYSTEMS, INC.

Palomar Electronics Systems, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

The amendment of the Corporation’s Certificate of Incorporation set forth in the following resolution approved by the Corporation’s Board of Directors and Stockholders was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

RESOLVED, that the Certificate of Incorporation of the Corporation be amended by striking Article 1 in its entirety and replacing therefor:

1. Name. The name of the Corporation is Palomar Products, Inc.

IN WITNESS WHEREOF, Palomar Electronics Systems, Inc. has caused this Certificate to be signed and attested by its duly authorized officers, this 12th day of March, 1998.

PALOMAR ELECTRONICS SYSTEMS, INC.

By:	/s/ Valerian J. Policky
Valerian J. Policky, President

ATTEST:

/s/ Parke H. Hess, Jr.
Parke H. Hess, Jr., Assistant Secretary

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

PALOMAR PRODUCTS, INC.

Palomar Products, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

The amendment of the Corporation’s Certificate of Incorporation set forth in the following resolution approved by the Corporation’s Board of Directors and Stockholders was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

RESOLVED, that the Certificate of Incorporation of the Corporation be amended by striking Article 4 in its entirety and replacing therefor

4. Stock Split; Authorized Capital. Upon the filing of this Amendment, each outstanding share of Common Stock in the Corporation shaft be split into ninety-six and one-half (96.5) shares of Common Stock ($.01 par). After giving effect to said stock split, the total number of shares of Common Stock which the Corporation shall have authority to issue shall be one million (1,000,000) shares ($.01 par).

IN WITNESS WHEREOF, Palomar Products, Inc. has caused this Certificate to be signed and attested by its duly authorized officers, this 1st day of April 1999.

Palomar Products, Inc.

By:	/s/ Valerian J. Policky
Valerian J. Policky, President

ATTEST:

/s/ Gary E. Gist
Gary E. Gist, Secretary

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

PALOMAR PRODUCTS, INC.

Palomar Products, Inc., a corporation organized and existing under the laws of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

The amendment of the Corporation’s Certificate of Incorporation set forth in the following resolution approved by the Corporation’s Board of Directors and Stockholders was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

RESOLVED, that as of December 29, 2000, every issued share of Common Stock ($.01 par) in the Corporation shall be reduced to ..6863212 shares ($.01 par), and the Certificate of Incorporation of the Corporation shall be amended by striking Article 4 in its entirety and replacing therefor:

4. Reverse Stock Split; Authorized Capital. Every issued share of Common Stock in the corporation is hereby reduced to .6863212 shares of Common Stock ($.01 par). Notwithstanding said reduction, the total number of authorized shares of Common Stock of the corporation shall remain at One Million ($.01 par).

IN WITNESS WHEREOF, Palomar Products, Inc. has caused this Certificate to be signed and attested by its duly authorized officers, this 29th day of December, 2000.

PALOMAR PRODUCTS, INC.

By:	/s/ Valerian J. Policky
Valerian J. Policky, President

ATTEST:

/s/ Gary E. Gist
Gary E. Gist, Secretary

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

PALOMAR PRODUCTS, INC.

Palomar Products, Inc., a corporation organized and existing under the laws of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

The amendment of the Corporation’s Certificate of Incorporation set forth in the following resolution approved by the Corporation’s Board of Directors and Stockholders was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

RESOLVED, that as of the effective date of the filing of the Certificate of Amendment of Certificate of Incorporation, every issued share of Common Stock ($.01 par) in the Corporation shall be split into 1.4570436 shares ($.01 par), and the Certificate of Incorporation of the Corporation shall be amended by striking Article 4 in its entirety and replacing therefor:

4. Stock Split; Authorized Capital. Every issued share of Common Stock in the corporation is hereby split into to 1.4570436 shares of Common Stock ($.01 par). Notwithstanding said increase, the total number of authorized shares of Common Stock of the corporation shall remain at One Million ($.01 par).

IN WITNESS WHEREOF, Palomar Products, Inc. has caused this Certificate to be signed and attested by its duly authorized officers, this 24th day of April, 2001.

PALOMAR PRODUCTS, INC.

By:	/s/ Valerian J. Policky
Valerian J. Policky, President

ATTEST:

/s/ Gary E. Gist
Gary E. Gist, Secretary

PALOMAR PRODUCTS, INC.

CERTIFICATE OF CHANGE

OF

REGISTERED AGENT AND OFFICE

Palomar Products, Inc., a Delaware corporation, does hereby certify:

1. Article 2 of the Certificate of Incorporation of the corporation is amended to read as follows:

2. Registered Office and Agent. The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at that address is The Corporation Trust Company.

2. The foregoing is a true copy of a resolution adopted by the Board of Directors by unanimous written consent on October 3, 2005.

IN WITNESS WHEREOF, the undersigned has signed this Certificate this 3rd day of October, 2005.

PALOMAR PRODUCTS, INC.

By:	/s/ Robert D. George
Robert D. George, Vice President

PALOMAR PRODUCTS, INC.

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

Palomar Products, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

1. Article 4 of the Certificate of Incorporation of the corporation is amended in its entirety to read as follows:

The Corporation is authorized to issue 3,000 shares of capital stock in the aggregate. The capital stock of the Corporation shall consist of a single class, designated “Common Stock,” with a par value of $0.01 per share.

Upon filing of this Certificate of Amendment (the “Effective Time”), each ten (10) shares of the Corporation’s common stock, par value $0.01 per share, issued and outstanding or held in treasury shall be reclassified as and converted into one (1) share of common stock, par value $0.01 per share, of the Corporation, without any action by the holders thereof.

2. The foregoing amendment was duly proposed and declared advisable by the corporation’s Board of Directors and adopted by the corporation’s stockholders in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

3. The manner in which the amendment to Article 4 provides for a reclassification of issued shares is to change each share of stock, $0.01 par value per share, outstanding immediately prior to the Effective Time, into one tenth (1/10) of one share of common stock, par value $0.01 per share, thereby giving effect to a ten-for-one reverse stock split.

IN WITNESS WHEREOF, the undersigned has signed this Certificate this 10th day of August, 2007.

PALOMAR PRODUCTS, INC.

By	/s/ Robert D. George
Robert D. George, Vice President